UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

PASITHEA THERAPEUTICS CORP.
(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Pasithea Therapeutics Postpones Special Meeting until December 9, 2022 at 9:00 AM Eastern Time

MIAMI BEACH, FL, November 28, 2022 - Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), a biotechnology company focused on the discovery, research and development of innovative treatments for central nervous system (“CNS”) disorders, today announced that it has postponed its Special Stockholder Meeting (the “Special Meeting”) originally scheduled for November 29, 2022 to allow additional time for stockholder voting proxies (the “Notice”). The Special Meeting will now be held on December 9, 2022 at 9:00 am Eastern Time at One Vanderbilt Avenue, 67th Floor, New York, NY 10017. There have been no changes to the proposals to be voted on at the Special Meeting. The Board of Directors of the Company (the “Board”) has called this Special Meeting of the Company’s stockholders, in response to the formal request of Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Camac Partners, LLC, Leonite Fund I, LP, Camac Capital, LLC, Camac Fund, LP, David Delaney, Avi Geller and Eric Shahinian (collectively, the “Dissident Group”), for stockholders to vote on the certain proposals submitted by the Dissident Group.

The record date for the Special Meeting remains November 9, 2022.

Additional Information and Where to Find It

In connection with the Special Meeting, the Company filed a definitive proxy statement on Schedule 14A on November 15, 2022, with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE SPECIAL MEETING THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. The definitive proxy statement, and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at the “Investors” section of our website at www.pasithea.com or by writing to our solicitor, Kingsdale Advisors, by phone toll-free at 1-866-581-1514, or call collect outside North America at 646-854-8013, or by email at contactus@kingsdaleadvisors.com. Information about the Company’s directors and executive officers and their ownership of the Company securities is set forth in the Company’s definitive proxy statement for the Special Meeting on Schedule 14A filed with the SEC on November 15, 2022. You can obtain free copies of the definitive proxy statement as described in the preceding paragraph.

About Pasithea Therapeutics Corp.

Pasithea Therapeutics Corporation is a biotechnology company focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders. With an experienced team of experts in the fields of neuroscience and psychopharmacology, Pasithea is developing new molecular entities for the treatment of neurological disorders, including Amyotrophic Lateral Sclerosis (ALS) and Multiple Sclerosis, Neurofibromatosis type 1 and Noonan syndrome.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Company Contact

Dr. Tiago Reis Marques

Chief Executive Officer

E: tiago@pasithea.com

Investor Relations Contacts

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

2